Exhibit 10.14

AMENDMENT NO. 1
TO THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Third Amended and Restated Master Repurchase Agreement, dated as of April 26, 2019 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (a “Committed Buyer” and a “Buyer”), Alpine Securitization LTD (a “Buyer”), PennyMac Holdings, LLC (“PennyMac Holdings”), PennyMac Corp. (“PMC”), PennyMac Operating Partnership, L.P., in their capacity as sellers (“POP”, together with PennyMac Holdings and PMC, each a “Seller” and, collectively, the “Sellers”), PMC REO Financing Trust, as an asset subsidiary (the “Existing REO Subsidiary”), PMC REO Trust 2015-1, as an asset subsidiary (the “Joining REO Subsidiary”, together with the Existing REO Subsidiary, individually and collectively, the “REO Subsidiary” and together with the Sellers, the “Seller Parties”) and PennyMac Mortgage Investment Trust (“PMIT”) and POP, in their capacity as guarantors (each, a “Guarantor” and collectively, the “Guarantors”).

RECITALS

The Administrative Agent, the Buyers, the Seller Parties and the Guarantors are parties to that certain Third Amended and Restated Master Repurchase Agreement, dated as of March 14, 2019 (the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”).  The Guarantors are parties to that certain Third Amended and Restated Guaranty, dated as of March 14, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), by the Guarantors in favor of Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Administrative Agent, the Buyers, the Seller Parties and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Administrative Agent, the Buyers, the Seller Parties and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” means the earliest of (a) April 24, 2020, and (b) the date of the occurrence of an Event of Default.

SECTION 2.Price Differential. Section 5 of the Existing Repurchase Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:

c.If prior to any Payment Date, Administrative Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, LIBOR is no longer in existence, or the administrator of LIBOR or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans, Administrative Agent may give prompt notice thereof to Sellers, whereupon the rate for such period that will replace LIBOR for such period, and for all subsequent periods until such notice has been withdrawn by Administrative Agent, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) zero, together with any proposed Successor Rate Conforming Changes, as determined by Administrative Agent in its sole discretion (any such rate, a “Successor Rate”). Any such determination of the Successor Rate shall be made by Administrative Agent in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities; provided, that the foregoing standard shall only apply to repurchase transactions that are under the supervision of Administrative Agent’s investment bank New York mortgage finance business that administers the Transactions.

SECTION 3.Representations and Warranties. Subsection 13(11) of the Existing Repurchase Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

(11)Litigation.  There is no action, proceeding or investigation pending with respect to which any Seller Party or either Guarantor has received service of process or, to the best of such Seller Party’s or either Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by any Program Agreement, (C) making a claim individually or in the aggregate in an amount greater than (x) five percent (5%) of PMIT’s Net Worth against PMIT, any Seller, Underlying Repurchase Counterparty or any of their Affiliates not otherwise identified herein, or (y) $250,000 against REO Subsidiary, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Assets, Mortgage Loans or Contributed Assets or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

SECTION 4.Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by:

4.1deleting subsection 14(a) in its entirety and replacing it with the following:

a.Litigation. Each Seller Party and each Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller Parties, Guarantors or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than (x) five percent (5%) of PMIT’s Net Worth against PMIT, any Seller, Underlying Repurchase Counterparty or any of their Affiliates not otherwise identified herein, or (y) $250,000 against REO Subsidiary, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.  Each Seller Party and each Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

4.2deleting subsection (ee) in its entirety and replacing it with the following:

(ee)Reserved.

SECTION 5.Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1Delivered Documents.  On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller Parties and the Guarantors;

(b)Amendment No. 1 to Third Amended and Restated Pricing Side Letter, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller Parties and the Guarantors; and

(c)such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 6.Representations and Warranties.  Each Seller Party hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of Repurchase Agreement.

SECTION 7.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8.Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 9.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 11.Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty. Each Guarantor acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Seller Parties to Administrative Agent and Buyers under the Repurchase Agreement and related Program Agreements, as amended hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Committed Buyer and as a Buyer

By:	/s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Authorized Signatory

By:	/s/ Charles Trombley
Name: Charles Trombley
Title: Authorized Signatory

ALPINE SECURITIZATION LTD as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Kenneth Aiani
Name: Kenneth Aiani
Title: Vice President

By:	/s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Director

Signature Page to Amendment No. 1 to Third Amended and Restated MRA

PENNYMAC CORP., as a Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC, as a Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PMC REO FINANCING TRUST, as REO Subsidiary

By:	PennyMac Corp., as Administrator

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PMC REO TRUST 2015-1, as REO Subsidiary

By:	PennyMac Corp., as Administrator

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as a Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Seller and as a Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 1 to Third Amended and Restated MRA